UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2008
Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

4520 East-West Highway, Suite 300
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective October 10, 2008, Stanley G. Miele was appointed as the registrant’s Senior Vice President, Sales and Marketing.
     Mr. Miele has over eighteen years of sales and marketing experience in the pharmaceutical and medical device industries. He joined Sucampo in February 2006 as Director, National Sales and was promoted to Vice President, Sales in October 2007. During that time, he worked with senior management to hire and train a 38-person sales force that sells AMITIZA® into the Long-Term Care and Hospital segments of the U.S. constipation market. Sucampo co-markets AMITIZA with Takeda Pharmaceutical North America. Prior to joining Sucampo, Mr. Miele managed a national team of specialty sales representatives and engineering consultants that sold and marketed blood gas analyzers and point of care diagnostic equipment used in acute-care areas within hospitals. Prior to that, Mr. Miele held a series of positions at Millennium Pharmaceuticals (and COR Therapeutics prior to its acquisition by Millennium) including National Sales Director, Cardiology where he was responsible for managing the overall hospital-based cardiovascular sales function. This position included the promotion and marketing of Integrilin, for which he assisted in the design of marketing materials and the launch of an office-based cardiovascular sales team. Previously, Mr. Miele was a Division Sales Representative with Abbott Labs’ Hospital Products Division, of Abbott Park, Illinois, and a Sales Representative for Syntex Labs, of Palo Alto, California. Mr. Miele earned a B.A. in Management/Communications from the University of Dayton.
     On October 10, 2008, the registrant and Brad E. Fackler, the current Executive Vice President of Commercial Operations of the registrant, agreed that he will resign from his position as an executive officer of the registrant effective immediately. Mr. Fackler has agreed to remain as an employee at Sucampo for a period of time to assist in the transition of responsibilities. Pursuant to his employment agreement with the registrant, Mr. Fackler will be entitled to severance equal to six months of his base salary, payable in a lump sum at the end of his employment, and six months of reimbursement for the cost of continued health insurance coverage.
     The press release issued in connection with Mr. Miele’s appointment to Senior Vice President, Sales and Marketing and Mr. Fackler’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release issued by the registrant on October 16, 2008 announcing the appointment of Stanley G. Miele as the registrant’s Senior Vice President, Sales and Marketing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: October 17, 2008	By:	/s/ JAN SMILEK
	Name:	Jan Smilek
	Title:	Acting Chief Financial Officer